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                                                                    EXHIBIT 99.1

                           CCB FINANCIAL CORPORATION
                              111 Corcoran Street
                          Durham, North Carolina 27701
                         REVOCABLE APPOINTMENT OF PROXY
                      SOLICITED BY THE BOARD OF DIRECTORS

   The undersigned hereby appoints Richard W. Every, W. Harold Parker, Jr., and Manuel L. Rojas (the "Proxies"), or any of them, as proxies, with full power of substitution, to represent and vote, as directed below, all shares of the common stock of CCB Financial Corporation ("CCBF") held of record by the undersigned on February 1, 1995, at the Special Meeting of Shareholders of CCBF (the "CCBF Special Meeting") to be held at the George Watts Hill Alumni Center, Stadium Drive at Ridge Road on the campus of the University of North Carolina at Chapel Hill, Chapel Hill, North Carolina, at 11:00 a.m., E.S.T., on March 16, 1995, and at any adjournments thereof. The undersigned hereby directs that the shares represented by this appointment of proxy be voted as follows on the proposals listed below:


    1. PROPOSAL TO APPROVE MERGER. Proposal to approve the Amended and Restated Agreement of Combination, dated as of December 1, 1994, and the related plan of merger (collectively, the "Merger Agreement"), among CCBF, Security Capital Bancorp ("SCBC") and New Security Capital, Inc. ("NSC"), and to approve the transactions described therein, including without limitation the issuance of up to a maximum of 6,080,462 shares of CCBF's $5.00 par value common stock to effect the combination of SCBC and CCBF through the merger of NSC into SCBC with the result that SCBC will become a wholly-owned subsidiary of CCBF.

       ( )  FOR                 ( )  AGAINST                ( )  ABSTAIN

    2. PROPOSAL TO APPROVE BYLAW AMENDMENT. Proposal to approve an amendment to
       Article III, Sections 2 and 7, of CCBF's Bylaws to provide that, within the specific minimum and maximum numbers, CCBF's Board of Directors from time to time may set and change the actual number of directors of CCBF and may appoint directors to fill vacancies created by any such increases.

       ( )  FOR                 ( )  AGAINST                 ( )  ABSTAIN

    3. OTHER BUSINESS. On such other matters as properly may come before the CCBF Special Meeting, the Proxies are authorized to vote the shares represented by this appointment of proxy in accordance with their best judgment.

    PLEASE MARK, SIGN AND DATE THIS APPOINTMENT OF PROXY ON THE REVERSE SIDE AND PROMPTLY RETURN IT USING THE ENCLOSED ENVELOPE.

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   THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY WILL BE VOTED AS DIRECTED
ABOVE. IN THE ABSENCE OF ANY DIRECTION, THE PROXIES WILL VOTE THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY FOR PROPOSALS 1 AND 2. SHOULD OTHER MATTERS PROPERLY COME BEFORE THE CCBF SPECIAL MEETING, THE PROXIES WILL BE AUTHORIZED TO VOTE THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY IN ACCORDANCE WITH THEIR BEST JUDGMENT. THIS APPOINTMENT OF PROXY MAY BE REVOKED BY THE HOLDER OF THE SHARES TO WHICH IT RELATES AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF CCBF A WRITTEN INSTRUMENT REVOKING IT OR A DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE OR BY ATTENDING THE CCBF SPECIAL MEETING AND ANNOUNCING HIS OR HER INTENTION TO VOTE IN PERSON.

   By signing this proxy, the undersigned hereby acknowledges receipt of the Notice of Special Meeting, dated February , 1995, and the accompanying Prospectus/Joint Proxy Statement of CCBF and SCBC.

                                              Dated:                      , 1995
                                              Signature of Owner of Shares
                                              Signature of Joint Owner of Shares
                                              (if any)
                                              INSTRUCTION: Please sign above
                                              exactly as your name appears on
                                              this appointment of proxy. Joint
                                              owners of shares should both sign.
                                              Fiduciaries or other persons
                                              signing in a representative
                                              capacity should indicate the
                                              authorized capacity in which they
                                              are signing.
IMPORTANT: TO INSURE THAT A QUORUM IS PRESENT AT THE CCBF SPECIAL MEETING, PLEASE SEND IN YOUR APPOINTMENT OF PROXY WHETHER OR NOT YOU PLAN TO ATTEND. EVEN IF YOU SEND IN YOUR APPOINTMENT OF PROXY, YOU WILL BE ABLE TO VOTE IN PERSON AT THE CCBF SPECIAL MEETING IF YOU SO DESIRE.